Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Orchid Island Capital, Inc.
Vero Beach, Florida
We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated May 3, 2011, relating to the financial statements of Orchid Island Capital, Inc., which is contained in that Prospectus.
We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP Certified Public Accountants
West Palm Beach, Florida

May 3, 2011